Exhibit 12.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated September 18, 2023, relating to the audit of the financial statements for the period ending December 31, 2022 and 2021 of Sino Bioenergy Corp., and the reference to our firm under the caption “Experts” in the Offering Circular.

/s/ Haroon Imtiaz, CPA

Haroon Imtiaz, CPA

Mountain House, CA 95391

Dated: December 28, 2023